Exhibit 99.1

Learn CW Announces Updated Timeline for Suspension of Trading of Units and Warrants on NYSE

NEW YORK, August 15, 2024 -  Learn CW Investment Corporation (“Learn CW”) (NYSE: LCW), a special purpose acquisition company, announced today an updated timeline to its previously disclosed plan to transfer the listing of its Class A Ordinary Shares from the New York Stock Exchange (“NYSE”) to the Nasdaq Global Market (“Nasdaq”) and to delist its public warrants and public units from trading on the NYSE.

While Learn CW expects trading of its Class A Ordinary Shares to be suspended from trading on the NYSE upon market close on August 23, 2024 and commence trading on Nasdaq upon market open on August 26, 2024 as previously contemplated, Learn CW expects its public warrants and units will remain listed on the NYSE until market close on August 30, 2024.  The public warrants and units are expected to commence trading in the over-the-counter market upon market open on September 3, 2024.

About Learn CW Investment Corporation

Learn CW Investment Corporation was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Caution Concerning Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the date Learn CW’s securities will cease trading on the NYSE and the date its Class A Ordinary Shares will begin trading on Nasdaq. These statements are based on current expectations on the date of this communication and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

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Learn CW Investment Corporation
Harry Bator
harry@learn.vc